Contact:  Nicholas Zillges
President and Chief Executive Officer
(715) 845-7331

FOR IMMEDIATE RELEASE – April 15, 2021

MARATHON BANK
ANNOUNCES COMPLETION OF MUTUAL HOLDING COMPANY REORGANIZATION AND CLOSING OF STOCK OFFERING

Wausau, WI – April 15, 2021 – Marathon Bank (the “Bank”) announced that it has completed its reorganization, effective April 14, 2021, into the mutual holding company structure, and the related stock offering of Marathon Bancorp, Inc. (“Marathon Bancorp”), the Bank’s new holding company.  As a result of the reorganization, the Bank has become a wholly-owned subsidiary of Marathon Bancorp, Marathon Bancorp has issued and sold 45.0% of its outstanding shares in its stock offering, and Marathon Bancorp has issued 55.0% of its outstanding shares to Marathon MHC, which is Marathon Bancorp’s mutual holding company.

A total of 1,003,274 shares of common stock were sold in the stock offering to subscribers at a price of $10.00 per share.  All valid orders were accepted and satisfied in full.

Marathon Bancorp’s common stock is expected to begin trading on the OTC Pink Marketplace beginning on Friday, April 16, 2021. Marathon Bancorp will announce its trading symbol upon receipt from the OTC Pink Marketplace.

Marathon Bancorp’s transfer agent, Continental Stock Transfer & Trust Company, expects to mail Direct Registration Statements reflecting the shares purchased in the stock offering and a check for any interest due on funds submitted on or about April 15, 2021.
Janney Montgomery Scott LLC acted as marketing agent and financial advisor for Marathon Bancorp in connection with the stock offering.  Luse Gorman, PC acted as legal counsel to Marathon Bancorp in connection with the stock offering.  Silver, Freedman, Taff & Tiernan LLP acted as legal counsel to Janney Montgomery Scott LLC in connection with the stock offering.

Marathon Bank is a Wisconsin-chartered savings bank headquartered in Wausau, Wisconsin.  The Bank conducts its business from its main office and three branch offices located in Marathon and Ozaukee Counties.  The Bank’s executive office is located at 500 Scott Street, Wausau, Wisconsin 54403.  For more information about the Bank, please visit www.marathonbank.com.

This press release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, delays in consummation of the reorganization, the stock offering or trading, increased competitive pressures, the effects of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of our loan or investment portfolios.  Additionally, other risks and uncertainties may be described in the prospectus of Marathon Bancorp which is available through the U.S. Securities and Exchange Commission’s website (www.sec.gov). Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Except as may be required by applicable law or regulation, Marathon Bancorp assumes no obligation to update any forward-looking statements.

The shares of common stock of Marathon Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.